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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the previously filed registration statements of ChiRex Inc. on Forms S-8 (File Nos. 333-02216, 333-02218 and 333-02220) of our reports dated February 9, 1996, on our audits of the financial statements and financial statement schedule of ChiRex Inc. (formerly SepraChem Inc.), which report are included in this Annual Report on Form 10-K. We also consent to the references to our firm under the caption "Selected Historical Financial Data."



                                          COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 7, 1997